EXHIBIT 99.1

IBSG International Announces Continued Profitability and Growth for First Quarter 2005

Monday May 16, 8:31 am ET

IBSG International Announces Investor Conference Call, Hosted by Company CEO, Dr. Michael Rivers

CELEBRATION, Fla. — (BUSINESS WIRE) — May 16, 2005 — IBSG International, Inc. (OTCBB:IGII— News; the “Company”) is pleased to announce the filing of its Form 10-QSB for the first quarter of 2005, which showed continued profitability for the 3rd straight quarter. During the first quarter of 2005, the Company recognized revenues of $1,108,544, in comparison to not having any revenues in the first quarter of 2004. Net income increased to $149,716 in the first quarter of 2005 from a net loss of ($3,390,587) in the first quarter of 2004. The dramatic changes between the first quarter of 2004 and the first quarter of 2005 are due to implementation of various projects that became revenue producing, and a substantial non-cash expense for stock issued by the Company to third parties for services rendered in relationship to the merger between IGII an IBSG during the first quarter of 2004, which did not occur in 2005.

The Company reported positive net cash flow of $683,867 in the first quarter of 2005 compared to $244,217 in the first quarter of 2004. Liabilities increased to $2,073,429 in the first quarter of 2005 compared to $1,947,431 in the fourth quarter of 2004.

Dr. Michael Rivers, CEO of IGII stated that: “The Company’s continued growth and profitability provides a solid foundation for the continued success of the Company. We are building a solid foundation and project continued growth and profitability. The Company continues to execute its business plan of internal and external expansion. With the closing of the capitalization of $1 million private placement of institutional investors completed in the first quarter of 2005, the Company has the capital to launch its subsidiary, Secure Blue’s Sarbanes-Oxley and security software solution with its first demonstrations scheduled for the week of May 9th and 16th.

This is a very exciting time for the Company, as we project significant growth in revenues and profitability for the remainder of 2005. Since we have made a commitment to our shareholders to discuss the performance of the Company regularly, we believe a thorough discussion of our business results is needed. We invite you to join us on an investor conference call that will take place at 4:15 PM Eastern Daylight Time, on May 23, 2005, where key management will discuss the results for this reported quarter, revenue and earnings guidance for the second quarter and the rest of the year, and the introduction of the Secure Blue product.”

Interested parties may hear the conference call by telephone.

Instructions for hearing the conference call:

   To hear the conference call as it takes place:

       Call 1-800-434-1335 in the United States or Canada or;
       Call 1-404-920-6620 in the Atlanta Area or Internationally Pin Code: 510585

   Exclusive: For Expedited Entry into the Conference:

       Please register via this link for your Direct Access 800 number.
       http://www.AccuConference.com/IGII

   To hear a recording of the call (available immediately following the call by telephone for 30 days after the call takes place):

       Call 1-800-977-8002 in the United States or Canada or;
       Call 1-404-920-6650 in the Atlanta Area or Internationally
       Pin Code: Press “star” then 510585

About IBSG International, Inc.:

The IBSG International offers enterprise solutions designed to enhance the operating efficiency and create revenue for State Small Business Development Centers, business associations (e.g., Chambers of Commerce) and Fortune 1000 corporations through the licensing of its unique turnkey digital service center software, which provides a broad range of digital budgetary, administrative and commercial services (B2B, e-commerce, government to business and enterprise business services) on a single platform known as the Biz World Pro (copyrighted).

The Company’s other subsidiary, Secure Blue, Inc. provides a robust economical Sarbanes-Oxley (SOX) compliant and security software called Secure Blue Pro. This product is targeted to small and mid cap public companies as well as private companies that work with public companies and must be in compliance with SOX as a result of working with a public company.

As software providers, system integrators and Application Service Provider, IBSG, Inc. and Secure Blue, Inc. generate their revenue from license sales, system modifications, and system support and a percentage of monthly customer fees. The typical IBSG/Secure Blue license agreement has a five-year term, but, being updated on an annual basis, is almost invariably renewed upon expiration (to date the Company has had only one licensee not renew, due to the expiration of the licensee’s contract with their client).

Forward-Looking Statements:

Statements about the Company’s future expectations, including future revenues and earnings, such contract execution and future revenues, and all other statements in this press release other than historical facts are “forward-looking statements or estimates” within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as the term is defined in the Private Litigation Reform Act of 1995. A full description of the reported results can be found on the 10Q. The capital raised DOES NOT guarantee the success of contractual relationships with IBSG International or any of its subsidiaries. The Company should still be considered a high risk investment. The Company’s actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances. Should events occur which materially affect any comments made within this press release, we do not intend to update the forward-looking statements.

Intelligent Business Systems Group International Inc., World Headquarters (OTCBB:IGII— News): 1132 Celebration Blvd. Celebration, FL 34747; (321) 939-6321.

Contact:

For IBSG International Inc., Celebration
Investment Relations contact:
Mr. Michael Porter

Porter, LeVay and Rose, Inc.
7 Penn Plaza, 8th Floor
NYC, NY 10001
(212) 564-4700
Fax: (2120 244-3075
 www.plrinvest.com